EXHIBIT 99.1

Sussex Bancorp                                          Candace Leatham
200 Munsonhurst Road, Rt. 517                           Executive Vice President
Franklin, NJ  07416                                     &Treasurer
                                                        973-827-2914

FOR IMMEDIATE RELEASE

                        SUSSEX BANCORP ANNOUNCES DIVIDEND

FRANKLIN, NEW JERSEY - January 6, 2005 - Sussex Bancorp (SBB) announced today that its Board of Directors declared a cash dividend of $0.07 per share, payable on February 3, 2005 to shareholders of record as of January 28, 2005.

Mr. Donald Kovach, President and Chief Executive Officer of the Company stated "This cash dividend evidences our strong 2004 performance and the Board's continuing commitment to provide value to our shareholders."

Sussex Bancorp is the holding company for the Sussex Bank, a New Jersey chartered commercial bank operating through eight (8) branches in Sussex County, New Jersey and Tri-State Insurance Agency Inc, a full service insurance agency located in Augusta, New Jersey.


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